SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 23, 2004

Agere Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-16397	22-3746606
(Commission File Number)	(IRS Employer Identification No.)

1110 American Parkway NE
Allentown, Pennsylvania	18109
(Address of principal executive offices)	(Zip Code)

(610) 712-1000
(Registrant’s Telephone Number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

     / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

     / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.05. Costs Associated with Exit or Disposal Activities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1: NEWS RELEASE

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 23, 2004, we began a restructuring program to align our cost structure with revenue expectations and improve profitability. On September 28, 2004, we approved plans to cease operations at our wafer manufacturing facility in Orlando, Florida by December 2005. We currently estimate that we will incur a total of approximately $340 million to $360 million of charges with approximately $295 million related to the closing of our Orlando facility and approximately $55 million related to the realignment of our cost structure. The charges include cash expenditures of approximately $90 million, of which 60% is associated with the closure of the Orlando facility.

The chart below shows the estimated costs and expenses by category and the estimated timing of the related cash payments:

September 2004 Restructuring Charges and Expense — Estimates
(Unaudited-$ Millions)

	Estimated Cost/Expense
	4Q'04	FY'05	FY'06	Total
Orlando
Gross Margin
Increased Depreciation & Other Cost	0	144	36	180
Business Restructuring Charges
Employee Termination Benefits	29	0	0	29
Pension/OPEB Curtailment	49	0	0	49
Facility Decommissioning & Other	0	0	35	35

	78	0	35	113

Total	78	144	71	293

Other US & International activities (excl Orlando)
Gross Margin
Purchase Commitments & Other	8	0	0	8
Business Restructuring Charges
Employee Termination Benefits	40	0	0	40
Contract Terminations, Increased Depreciation, Other	9	0	0	9

	49	0	0	49

Total	57	0	0	57

Total
Gross Margin *	8	144	36	188
Business Restructuring Charges	127	0	35	162

Total	135	144	71	350

Timing of cash payments	0	41	49	90
-approximately 60% of the cash payments are associated with the Orlando closure

*Orlando increased depreciation approximately $180 which is approximately $36 per quarter for the five quarters beginning 1Q'05 and ending 1Q'06

In the near term we will continue to source products from our Orlando manufacturing facility, but we plan to sell or close this facility by December 31, 2005, due to the decision not to invest in newer technologies at the facility, and a decline in demand for products produced in these older technologies.

A copy of the September 29, 2004 news release related to these actions is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	News release dated September 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGERE SYSTEMS INC.

Date: September 29, 2004	By:	/s/ John W. Gamble, Jr.

	Name:	John W. Gamble, Jr.
	Title:	Executive Vice President and Chief Financial Officer